UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 28, 2014, OXiGENE, Inc., a Delaware corporation (the “Company”) entered into a Fourth Amendment to Lease (the “Fourth Amendment”) with DWF III Gateway, LLC, a Delaware limited liability company (“Landlord”) with respect to the Company’s facility located at 701 Gateway Boulevard, South San Francisco, California (the “Premises”). Pursuant to the Fourth Amendment, the Company and the Landlord agreed to extend the term of the lease for the approximately 5,275 square feet of office space in the Premises leased under an Office Lease 701 Gateway, dated as of October 10, 2008, as amended by a First Amendment to Lease, dated as of November 27, 2012, a Second Amendment to Lease, dated as of January 30, 2013, and a Third Amendment to Lease, dated as of April 1, 2013.

Under the terms of the Fourth Amendment, with respect to the 12-month period from July 1, 2014, through June 30, 2015, the Company will pay the Landlord a monthly base rent of $16,616.25; with respect to the 12-month period from July 1, 2015, through June 30, 2016, the Company will pay the Landlord a monthly base rent of $17,114.74; with respect to the 12-month period from July 1, 2016, through June 30, 2017, the Company will pay the Landlord a monthly base rent of $17,628.19; with respect to the 12-month period from July 1, 2017, through June 30, 2018, the Company will pay the Landlord a monthly base rent of $18,157.03; and with respect to the 12-month period from July 1, 2018, through June 30, 2019, the Company will pay the Landlord a monthly base rent of $18,701.74. The Company has an option to extend the term of the lease for a period of five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: May 1, 2014	/s/ Peter J. Langecker
	By:	Peter J. Langecker Chief Executive Officer